Calculation of Filing Fee Tables
S-3
H2O AMERICA
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Other	Equity Units	457(r)			$ 373,750,000.00	0.000087	$ 32,516.25
Fees to be Paid	2	Other	Stock Purchase Contracts	457(r)				0.000087
Fees to be Paid	3	Debt	5.300% Remarketable Senior Notes due 2031	457(r)				0.000087
Fees to be Paid	4	Equity	Common Stock, par value $0.001 per share	457(r)			$ 373,750,000.00	0.000087	$ 32,516.25
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 747,500,000.00		$ 65,032.50
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 65,032.50
Offering Note
[1]	This "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Filing Fee Tables" in H2O America's Registration Statement on Form S-3 (File No. 333-282881) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. Represents an aggregate amount of $373,750,000 of the Equity Units offered hereby (including $48,750,000 of Equity Units issuable upon exercise in full of the underwriters' over-allotment option to purchase up to 975,000 additional Corporate Units) and an aggregate amount of $373,750,000 of the Common Stock for which consideration will be received upon settlement of the Stock Purchase Contracts. Each Equity Unit will initially consist of a Corporate Unit, consisting of (i) a Stock Purchase Contract issued by H2O America and (ii) a 1/20 undivided beneficial ownership interest in $1,000 principal amount of H2O America's 5.300% Remarketable Senior Notes due November 1, 2031.

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	See Offering Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $747,500,000.00. The prospectus is a final prospectus for the related offering.